EXHIBIT 10.4

                         REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement (this "Agreement") dated as of December 28, 2000 among marchFIRST, Inc., a Delaware corporation (the "Issuer"), FP-Lion, L.L.C., a Delaware limited liability company (the "Purchaser"), and each person who is, or becomes, a Holder.


                                   ARTICLE 1
                                  DEFINITIONS

     Section 1.01. Definitions. Except as otherwise defined herein, terms defined in the Stock Purchase Agreement dated as of the date hereof between the Issuer and the Purchaser (as it may be amended from time to time, the "Stock Purchase Agreement") are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "Holder" means a person who owns Registrable Securities and is either (a) the Purchaser or (b) a transferee who has agreed in writing to be bound by the terms of this Agreement.

     "Piggyback Registration" means a Piggyback Registration as defined in
Section 2.02.

     "Registrable Securities" means Securities that (i) have not been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are not eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder, (iii) have not been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder or pursuant to Rule 144, and (iv) have not ceased to be outstanding.

     "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

     "Securities" means (i) shares of Common Stock constituting Series A Exchange Shares and (ii) shares of Common Stock constituting Series B Exchange Shares.

     "Selling Holder" means any Holder who is selling Registrable Securities pursuant to an offering registered hereunder.


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     "Series A Certificate of Designations" means the Certificate of
Designations, Preferences and Rights of the Series A Preferred.

     "Series A Exchange Shares" means shares of Common Stock that have been issued or are issuable in exchange for, or upon conversion of, shares of Series A Preferred in accordance with the Series A Certificate of Designations.

     "Series A Preferred" means the Series A 8% Senior Convertible Participating Preferred Stock of the Issuer.

     "Series B Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Series B Preferred.

     "Series B Exchange Shares" means shares of Common Stock that have been issued in exchange for shares of Series B Preferred in accordance with the Series B Certificate of Designations.

     "Series B Preferred" means the Series B 12% Senior Participating Preferred Stock.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     Section 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.


                                   ARTICLE 2
                              REGISTRATION RIGHTS

     Section 2.01. Demand Registration.

     (a) (i) The Holders of a majority in interest of the Series A Exchange Shares that are Registrable Securities, collectively, may make up to two written requests for registration under the Securities Act of all or any part of the Series A Exchange Shares held by such Holders (the "Series A Demand Registrations") and (ii) the Holders of a majority in interest of the Series B Exchange Shares that are Registrable Securities, collectively, may make up to two written requests for registration under the Securities Act of all or any part of the Series B Exchange Shares held by such Holders (the "Series B Demand Registrations" and, together with the Series A Demand Registrations, the "Demand Registrations"); provided that (A) if, in accordance with the terms of the Series B Certificate of Designations, all outstanding shares of Series B Preferred are converted into shares of Series A Preferred, then the number of Series B Demand Registrations shall be reduced by one and the remaining Series B Demand Registration, if any, shall thereupon be converted into a Series A Demand Registration, (B) no Holder may request a Demand Registration prior to the nine-month anniversary of the Closing Date, (C) no Demand Registration may be requested within 180 days after the preceding request for a Demand Registration, and (D) each Demand Registration must be (1) in respect of Registrable Securities with a fair market value of at least $25,000,000 or (2) in respect of all remaining


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Series A Exchange Shares or Series B Exchange Shares, as applicable, that are
Registrable Securities and have a fair market value of at least $500,000. Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Upon any such request, the Issuer shall promptly give written notice of the requested registration at least 15 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to each non-requesting Holder. Promptly after the expiration of such 15-day period, the Issuer will notify all requesting Holders of the identities of the other requesting Holders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the requesting Holders may revoke such request, without liability to any of the other requesting Holders, by providing a notice to the Issuer revoking such request.

     (b) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 60 days, exclusive of any period referred to in (A) below (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder). In addition, a Demand Registration shall not be deemed to have occurred if, after any registration statement requested pursuant to this Section 2.01 becomes effective, (A) such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court (other than such an event which occurs on no more than one occasion with respect to such registration statement and does not exceed a period of five business days) and (B) less than 75% of the Registrable Securities included in such registration statement has been sold thereunder. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Agreement, provided, however, that at such time the Issuer is in compliance in all material respects with its obligations under this Agreement, then such Demand Registration shall be deemed to have been effected; provided that if such failure to perform is due to a material adverse change in the condition (financial or otherwise), business, assets or results of operations of the Issuer and its subsidiaries taken as a whole that occurs subsequent to the date of the written request made by the requesting Holders, then the Demand Registration shall not be deemed to have been effected.

     (c) In the event that the requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(b) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Holders reimburse the Issuer for any and all Registration Expenses (as defined in Section 3.03) incurred by the Issuer in connection with such request for a Demand Registration; provided that the right to reacquire a Demand Registration may be exercised a maximum of two times.

     (d) If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority in interest of the Selling Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering, but


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prior to making such selection shall consult with the Issuer with respect thereto. In such event, the Issuer will reasonably assist with such offering and will make members of senior management reasonably available to participate (but only at such times and to such extent as will not interfere with the performance of their duties to the Issuer) in a customary "roadshow" at the Selling Holders' expense if the Underwriters believe that such a roadshow would assist in an orderly distribution of the Registrable Securities.

     (e) The Issuer will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Issuer has received a request for such Demand Registration) of such intention to the Selling Holders indicating that the Issuer has identified a specific business need and use for the proceeds of the sale of such securities and the Issuer shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such Piggyback Registration rights as are set forth in Section 2.02 hereof. Upon the Issuer's preemption of a requested Demand Registration, such requested registration will not count as a Demand Registration; provided that a Demand Registration will not be deemed preempted if the Holders are permitted to sell all requested securities in connection with the ensuing primary offering by exercising their Piggyback Registration rights. The Issuer may exercise the right to preempt only twice in any 360-day period; provided, that during any 360 day period there shall be two periods of at least 90 consecutive days each during which the Selling Holders may effect a Demand Registration.

     (f) Subject to Section 2.03, the Issuer will be entitled to include in a Demand Registration shares of Common Stock for its own account or for the account of other Persons.

     Section 2.02. Piggyback Registration. If the Issuer proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Issuer shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Issuer as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). Each Holder will have five business days after receipt of any such notice to notify the Issuer as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Issuer, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Issuer, the Issuer will use its reasonable best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Issuer shall determine in its sole discretion not to register or to delay the proposed offering, the Issuer shall provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed


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offering. As between the Issuer and the Selling Holders, the Issuer shall be entitled to select the Underwriters in connection with any Piggyback
Registration.

     Section 2.03. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.01 or
2.02 states in writing that the size of the offering that Holders, the Issuer and any other Persons intend to make is such that the inclusion of the Registrable Securities would be likely to materially and adversely affect the price, timing or distribution of the offering, then the amount of Registrable Securities to be offered for the account of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter (the "Maximum Offering Size"); provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Issuer, then the proportion by which the amount of Registrable Securities intended to be offered for the account of Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered for the account of such other Persons (other than any Person exercising a demand registration right or any Person requesting to participate in such offering pursuant to that certain Investor Rights Agreement, dated as of November 12, 1999, by and between the Issuer and Novell, Inc. (the "Novell Investor Rights Agreement")) is reduced; provided further that in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Holders making the Demand Registration shall be reduced only after the amount of securities to be offered for the account of the Issuer and any other Persons has been reduced to zero. In the event of a reduction pursuant to this Section 2.03 of Registrable Securities to be offered for the account of Holders, such reduction shall be pro rata among such Holders based on the number of Registrable Securities each Holder had proposed to sell. Notwithstanding anything to the contrary contained herein, in the case of a Piggyback Registration, the amount of Registrable Securities to be offered by Holders shall be subject to reduction to give full effect to the rights provided under the Novell Investor Rights Agreement, including, without limitation, Section 2.5 thereof.

     Section 2.04. Preservation of Rights. The Issuer will not grant any registration rights to third parties which contravene the rights granted hereunder.


                                   ARTICLE 3
                            REGISTRATION PROCEDURES

     Section 3.01. Filings; Information. In connection with a Demand Registration pursuant to Section 2.01 hereof, the Issuer will use its reasonable best efforts to effect, as promptly as is reasonably practicable, the registration under the Securities Act of (i) all Registrable Securities for which the requesting Holders have requested registration under Section 2.01(a), and (ii) subject to the restrictions set forth in Section 2.02 and 2.03, all other Registrable Securities that any Holders with rights to request registration under Section 2.01 have requested the Issuer to register by request received by the Issuer within 15 days after such Holders receive the Issuer's notice of the Demand Registration. In connection with any such request:


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     (a) The Issuer will expeditiously prepare and file with the Commission a registration statement on any form for which the Issuer then qualifies and which counsel for the Issuer shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities; provided that if the Issuer shall furnish to the requesting Holders a certificate signed by the Issuer's Chairman, President or any Vice-President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Issuer or its stockholders for such a registration statement to be filed as expeditiously as possible (because the sale of Registrable Securities covered by such registration statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer), the Issuer may postpone the filing or effectiveness of a registration statement for a period of not more than 90 days on one occasion in any consecutive 360-day period; and provided further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Issuer's fiscal year, and (ii) the Securities Act requires the Issuer to include audited financials as of the end of such fiscal year, the Issuer may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

     (b) The Issuer will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

     (c) After the filing of the registration statement, the Issuer will promptly notify the Selling Holders of any stop order issued or, to the Issuer's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (d) The Issuer will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

     (e) The Issuer will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event or


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prospective event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders, and to the Underwriters any such supplement or amendment. Upon receipt of any notice from the Issuer of the occurrence of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and the Selling Holders will maintain the confidentiality of, and shall not disclose to any third party, any information contained in such notice or regarding the existence thereof, provided that the Selling Holders shall be permitted to disclose such information to their representatives, affiliates or others to whom they have a contractual obligation to disclose such information, in each case who agree to be bound by this confidentiality obligation. In the event the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Issuer shall make available to the Selling Holders such supplemented or amended prospectus. Notwithstanding the foregoing, if the Issuer shall furnish to the Selling Holders a certificate signed by the Issuer's Chairman, President or any Vice-President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Issuer to promptly prepare, file and/or distribute a supplemented or amended prospectus because the disclosure of information in such prospectus amendment or supplement or sale of Securities covered by the related registration statement would materially interfere with any acquisition, financing or other material event which is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer, then the Issuer shall be permitted to delay the preparation, filing and distribution of such amendment or supplement for a period of up to 30 days, provided that, in the case of a Demand Registration which has not been effective for at least 60 days and pursuant to which all the Securities included therein have not been sold, if such delay exceeds a period of five business days, the holders of a majority of the Registrable Securities included in the Demand Registration may notify the Issuer in writing during the delay period that the Demand Registration is being terminated, in which case the Issuer shall not be obligated to amend or supplement the prospectus and, for purposes of Section 2.01 such Demand Registration shall not be deemed to have occurred.

     (f) The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

     (g) At the request of any Underwriter in connection with an underwritten offering the Issuer will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.


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     (h) The Issuer will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (i) The Issuer will use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

     Section 3.02. Selling Holder Information. The Issuer may require Selling Holders promptly to furnish in writing to the Issuer such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Issuer may from time to time reasonably request or as may be legally required in connection with any Demand Registration or Piggyback Registration.

     Section 3.03. Registration Expenses. In connection with any Demand Registration or Piggyback Registration, the Issuer shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Issuer and the reasonable fees and expenses of independent certified public accountants for the Issuer (including fees and expenses associated with the special audits or the delivery of comfort letters) and (vi) the reasonable fees and expenses of any additional experts retained by the Issuer in connection with such registration. The Selling Holders shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (ii) fees and expenses of counsel for the Selling Holders, (iii) any transfer, stamp or similar taxes and
(iv) any out-of-pocket expenses of the Selling Holders.


                                   ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION

     Section 4.01. Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any


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preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Issuer by or on behalf of such Selling Holder or any Underwriter expressly for use therein or by the Selling Holder or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Issuer has furnished the Selling Holder or Underwriter with copies of the same. The Issuer also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.

     Section 4.02. Indemnification by the Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Issuer, its officers and directors, and each Person, if any, which controls the Issuer within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this
Section 4.02.

     Section 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.01 or Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties


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from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     Section 4.04. Contribution. If the indemnification provided for in this
Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE 5
                                 MISCELLANEOUS

     Section 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such


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party at its address or telecopier number set forth on the signature page hereof or as provided below, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this Section 5.01 and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this
Section 5.01.

     Any person who becomes a Holder shall provide its address and facsimile number to the Issuer, which shall promptly provide such information to each other Holder.

     Section 5.02. No Waivers; Amendments.

          (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties hereto.

     Section 5.03. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Issuer such information regarding such Person, the plan of distribution of the Registrable Securities and other information as may be legally required in connection with such registration.

     Section 5.04. Rule 144. The Issuer covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Issuer will deliver to the Purchaser a written statement as to whether it has complied with such reporting requirements.

     Section 5.05. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Issuer (whether for the account of the Issuer or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities or other Common Stock, Class A Preferred or Class B Preferred, or any securities convertible into or exchangeable or exercisable for any of the foregoing, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 90-day period (or such lesser period as the lead or managing Underwriter may agree) beginning on the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

     Section 5.06. Holder Determinations. In the event any determination is to be made by the Holders or the Selling Holders as a group, such determination shall be made by Holders or Selling Holders holding a majority in interest of the Registrable Securities or the Registrable Securities being sold, respectively.

     Section 5.07. Orderly Distributions. The Holders will inform the Issuer of the time and manner of any disposition, in one or a series of related transactions, of Securities representing more than 1% of the then outstanding Common Stock. The Holders agree that any disposition of any Securities will be conducted in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

     Section 5.08. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties' respective successors and any transferee or assignee of Registrable Securities who agrees in writing to be bound by the terms hereof.

     Section 5.09. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 5.10. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any equitable remedy that may then be available.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first above written.


                                MARCHFIRST, INC.


                                By: /s/ Robert F. Bernard
                                   -------------------------------------
                                   Name:  Robert F. Bernard
                                        --------------------------------
                                   Title: Chief Executive Officer
                                         -------------------------------

                                Address for notices:
                                -------------------

                                   311 South Wacker Drive, Suite 3500
                                   Chicago, Illinois 60606
                                   Facsimile: 312/913-6650
                                   Attention: David P. Shelow, General Counsel

                                with a copy to:

                                   Katten Muchin Zavis
                                   525 West Monroe Street, Suite 1600
                                   Chicago, Illinois 60661
                                   Facsimile: 312/902-1061
                                   Attention: Matthew S. Brown

                                   and

                                   McDermott Will & Emery
                                   227 West Monroe Street
                                   Chicago, Illinois 60606
                                   Facsimile: 312/984-3669
                                   Attention: Neal J. White

                                FP-LION, L.L.C.

                                By Francisco Partners, L.P., its Member,


                                By: /s/ Neil Garfinkel
                                   -------------------------------------
                                   Name:  Neil Garfinkel
                                        --------------------------------
                                   Title: Partner
                                         -------------------------------

                                Address for notices:
                                -------------------

                                   c/o Francisco Partners, L.P.
                                   Two Embarcadero Center, Suite 420
                                   San Francisco, CA 94111
                                   Facsimile: 415-986-1320
                                   Attention: Gerry Morgan

                                with a copy to:

                                   Davis Polk & Wardwell
                                   1600 El Camino Real
                                   Menlo Park, CA 94025
                                   Facsimile: 650-752-2111
                                   Attention: Alan F. Denenberg